                                                                     EXHIBIT 5.1


                                                                     May 6, 1998


EPL Technologies, Inc.
2 International Plaza, Suite 245
Philadelphia, Pennsylvania  19113

                  Re:      EPL TECHNOLOGIES, INC.
                           REGISTRATION STATEMENT ON FORM S-1
                           (REGISTRATION NO. 333-46397)

Gentlemen:

         We have acted as counsel to EPL Technologies, Inc., a Colorado corporation (the "Company"), in connection with the preparation of the Registration Statement, as amended to the date hereof, filed on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of 809,097 shares (with up to 525,000 additional shares of Common Stock subject to an over-allotment option granted by the Company to the underwriters) of the Company's common stock, $0.001 par value per share (the "Common Stock"), being sold by the Company and 2,690,903 shares of Common Stock being sold by a shareholder of the Company.

         We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Common Stock. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigation as we deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.

         The opinion expressed below is based on the assumption that the Registration Statement will become effective.

         Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold pursuant to the Registration Statement have been duly authorized and, when issued, delivered and

EPL Technologies, Inc.
May 4, 1998
Page 2

paid for in accordance with the terms of the Underwriting Agreement, the form of which is filed as Exhibit 1.1 to the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part thereof.

                                             Very truly yours,


                                             /s/ Ballard Spahr
                                             ---------------------------
                                             Andrews & Ingersoll, LLP